N E W S R E L E A S E	UNITEDHEALTH GROUP

Contacts:	John S. Penshorn Senior Vice President 952-936-7214

Media:	Don Nathan 952-936-1885

(For Immediate Release)

UNITEDHEALTH GROUP REVISES REVENUE OUTLOOK FOR
SECUREHORIZONS’ MEDICARE ADVANTAGE BUSINESS

No Change to UnitedHealth Group 2007 Net Earnings Projections

MINNEAPOLIS (February 5, 2007) – UnitedHealth Group (NYSE: UNH) announced today that its SecureHorizons Medicare Advantage membership will likely decline modestly in 2007, primarily in Private Fee-For-Service offerings, based on its review of preliminary January Medicare Advantage enrollment data from the Centers for Medicare and Medicaid Services. The Company now projects revenues for Ovations, which includes SecureHorizons, will grow to approximately $28 billion in 2007 from $25.3 billion in 2006. Management anticipates operating cost efficiencies will offset the earnings contribution impact associated with the change in revenue outlook.

UnitedHealth Group projects consolidated revenues will exceed $78 billion in 2007. Consistent with its previous estimates, the Company expects its full year earnings from operations to be approximately
$8 billion, net earnings in the range of $4.7 to $4.75 billion and cash flows from operations in the range of $6.0 billion to $6.2 billion.

The revision announced today is due to lower than expected enrollment in SecureHorizons Medicare Advantage plans. Lack of execution in sales and distribution efforts during the shortened Medicare enrollment period, which ran from November 15 to December 31, 2006, impacted both retention and new January growth. Recent preliminary data received from CMS indicates that disenrollments that were effective January 1, 2007 are higher than had been anticipated when the enrollment outlook was described on the Company’s fourth quarter earnings teleconference.

Based on the preliminary January data, management expects that the decline in Medicare Advantage membership in the first quarter of 2007 will be less than 100,000 people and that membership in Private Fee-For-Service plans will comprise less than 10 percent of total membership in Medicare Advantage plans at March 31, 2007. The Company expects to resume its growth in its SecureHorizons offerings over the balance of the year. As of December 31, 2006, Ovations provided services to 1.4 million seniors through Medicare Advantage offerings.

The Company has taken steps to upgrade its sales and marketing performance, including changes in SecureHorizons leadership and broad-based efforts to support and enhance its broker channel relationships. UnitedHealth Group continues to see the expanding senior population and the opportunities to engage in public/private partnerships that address the needs of citizens as fundamental drivers of long-term growth.

About UnitedHealth Group
UnitedHealth Group (www.unitedhealthgroup.com) is a diversified health and well-being company dedicated to making health care work better. Headquartered in Minneapolis, Minn., UnitedHealth Group offers a broad spectrum of products and services through six operating businesses: UnitedHealthcare, Ovations, AmeriChoice, Uniprise, Specialized Care Services and Ingenix. Through its family of businesses, UnitedHealth Group serves approximately 70 million individuals nationwide.

Forward Looking Statements

This news release may contain statements, estimates, projections, guidance or outlook that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and unknown certainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. These forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the results discussed in the forward-looking statements. Some factors that could cause results to differ materially from the forward-looking statements include: the potential consequences of the findings announced on October 15, 2006 of the investigation by an Independent Committee of directors of our stock option programs (including the consequences of our determination that the Company’s financial statements for the years ended 1994 to 2005, the interim periods contained therein, the quarter ended March 31, 2006 and all earnings and news releases, including for the quarters ended June 30, 2006 and September 30, 2006, and similar communications issued by the Company for such periods and the related reports of the Company’s independent registered public accounting firm should not be relied upon, the consequences of the resulting restatement of our financial statements for those periods, and delays in filing our quarterly reports on Form 10-Q for the second and third quarters of 2006), related governmental reviews, including a formal investigation by the SEC, and review by the IRS, U.S. Senate Finance Committee, U.S. Attorney for the Southern District of New York and Minnesota Attorney General, a related review by the Special Litigation Committee of the Company, and related shareholder derivative actions, shareholder demands and purported securities and Employee Retirement Income Security Act (ERISA) class actions, the resolution of matters currently subject to an injunction issued by the United States District Court for the District of Minnesota, a purported notice of acceleration with respect to certain of the Company’s debt securities based upon an alleged event of default under the indenture governing such securities, and recent management and director changes, and the potential impact of each of these matters on our business, credit ratings and debt; increases in health care costs that are higher than we anticipated in establishing our premium rates, including increased consumption of or costs of medical services; heightened competition as a result of new entrants into our market, and consolidation of health care companies and suppliers; events that may negatively affect our contract with AARP; uncertainties regarding changes in Medicare, including coordination of information systems and accuracy of certain assumptions; funding risks with respect to revenues received from Medicare and Medicaid programs; increases in costs and other liabilities associated with increased litigation, legislative activity and government regulation and review of our industry; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; regulatory and other risks associated with the pharmacy benefits management industry; failure to maintain effective and efficient information systems, which could result in the loss of existing customers, difficulties in attracting new customers, difficulties in determining medical costs estimates and appropriate pricing, customer and physician and health care provider disputes, regulatory violations, increases in operating costs, or other adverse consequences; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and intangible assets recorded for businesses that we acquire; potential noncompliance by our business associates with patient privacy data; misappropriation of our proprietary technology; and anticipated benefits of acquiring PacifiCare that may not be realized.

This list of important factors is not intended to be exhaustive. A further list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

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